EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees

Universal Health Realty Income Trust:

We consent to the incorporation by reference in the registration statements (Nos. 033-56843 and 333-57815) on Form S-8 and in the registration statements (Nos. 333-81763 and 333-60638) on Form S-3 of Universal Health Realty Income Trust of our reports dated March 14, 2007, with respect to the consolidated balance sheets of Universal Health Realty Income Trust as of December 31, 2006 and 2005, and the related consolidated statements of income, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2006, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Universal Health Realty Income Trust.

/s/ KPMG LLP

Philadelphia, Pennsylvania

March 14, 2007